                                                                     EXHIBIT 5.1



                                PERKINS COIE LLP

              A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
          1201 THIRD AVENUE, 40TH FLOOR, SEATTLE, WASHINGTON 98101-3099
                 TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500



                                  May 17, 1999



Amazon.com, Inc.
1516 Second Avenue, 4th Floor
Seattle, Washington  98101


        Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to up to 94,640 shares of Common Stock, par value $0.01 per share (the "Shares"), pursuant to the Act. The Shares may be issued under the e-Niche Incorporated Amended and Restated 1998 Stock Option and Grant Plan (the "Plan").

        We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

        Based on and subject to the foregoing, we are of the opinion that any Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the sale thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            /s/ PERKINS COIE LLP